Princeton Claim Group Montana


UNITED STATES
CANADA
Ottawa
Pacific
Ocean
Washington, D.C.
Santo Domingo

Pushpins

- Mining
- My Pushpi...


Maxville
8402
1589
Maxville Rd
Deerlodge National Forest
Princeton Claim Group
679
1503
Princeton
168
0 mi
0.5
1
1.5
2